                    REVOLVING CREDIT AGREEMENT AND ASSIGNMENT

                            Dated as of May 28, 2003

                                 by and between

                           LEAF FINANCIAL CORPORATION,
                     LEASE EQUITY APPRECIATION FUND I, L.P.,
                               LEAF FUNDING, INC.

                                       and

                       COMMERCE BANK, NATIONAL ASSOCIATION






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                                Table of Contents

                                                                            Page


1.    The Loans................................................................2
--    ----------


2.    Security Interest and Assignment.........................................6
--    ---------------------------------


3.    Indebtedness Secured.....................................................7
--    ---------------------


4.    Representations and Warranties of Borrower...............................8
--    -------------------------------------------


5.    Eligibility Requirements................................................11
--    -------------------------


6.    Covenants of Borrowers..................................................13
--    -----------------------


7.    Agreement to Indemnify..................................................17
--    -----------------------


8.    Agreements Regarding Collections........................................18
--    ---------------------------------


9.    Prepayments, Mandatory Prepayments......................................20
--    -----------------------------------


10.   Default.................................................................22
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11.   Certain Defined Terms Not Defined Elsewhere in the Agreement............25
---   -------------------------------------------------------------


12.   Miscellaneous...........................................................25
---   --------------

                    REVOLVING CREDIT AGREEMENT AND ASSIGNMENT

         THIS REVOLVING CREDIT AGREEMENT AND ASSIGNMENT (this "Agreement") dated as of May 28, 2003, is made, by and between LEAF FINANCIAL CORPORATION ("Leaf Financial"), a Delaware corporation with offices at 1845 Walnut Street, 10th Floor, Philadelphia, Pennsylvania 19103, LEASE EQUITY APPRECIATION FUND I, L.P. ("Leaf I"), a Delaware limited partnership with offices at 49 Bancroft Mills, Unit P-15, Wilmington, Delaware 19809, LEAF FUNDING, INC. ("Leaf Funding"), a Delaware corporation with offices at 110 S. Poplar Street, Suite 101, Wilmington, Delaware 19801 (Leaf Financial, Leaf I and Leaf Funding and, subject to Section 1(c)(ii) hereof, Leaf I, each a "Borrower" and, collectively, the "Borrowers") and COMMERCE BANK, National Association, a national banking association with offices at 1701 Route 70 East, Cherry Hill, New Jersey 08034 ("Secured Party").

                                    RECITALS

        A. Until the Commitment Termination Date (as defined in Section 1(a) below), Borrowers and Secured Party contemplate that Secured Party will from time to time make loans to Borrowers (each, a "Loan" and, collectively, the "Loans") evidenced by Borrowers' Master Note in the form attached hereto as Exhibit A (the "Note").

        B. In exchange for each Loan, Borrowers will assign to Secured Party one or more leases or equipment finance agreements and will grant to Secured Party a security interest in the equipment, the payments and all collateral covering and proceeds arising under said leases and agreements.

        C. Borrowers may repay such Loans with the proceeds of fundings to be made under permanent financing to be undertaken in the near future, which permanent financing may require a transfer and release of the Collateral (as defined in Section 2(a) below) hereunder.

        D. All of the requirements of law have been fully complied with and all other acts and things necessary to make this Agreement a valid, binding and legal instrument have been done and performed.

        E. Resource America, Inc. and Leaf Asset Management, Inc (collectively, the "Guarantors") have each executed a Guaranty of Payment, dated the date hereof (collectively, the "Guaranty of Payment"), securing the Indebtedness (as defined herein) for the benefit of the Secured Party.

        F. Pursuant to that certain Revolving Credit and Assignment, dated as of June 11, 2002, by and between Leaf Financial and National City Bank and the Amendment to Revolving Credit Agreement and Assignment, dated as of March 28, 2003, among Leaf Financial, Leaf I, Leaf Funding, LLC and National City Bank, National City Bank has extended credit to Leaf Financial and Leaf I and Leaf Financial and Leaf I have granted National City Bank a security in certain collateral.

        G. Pursuant to the Intercreditor Agreement, dated as of the date hereof, National City Bank and the Secured Party have agreed to coordinate and provide for the application of any amounts received be either National City Bank or the Secured Party in any realization on the Collateral (as defined herein) and in the collateral granted to National City Bank by Leaf Financial and Leaf I.

        H. Each initially capitalized term used herein shall have the meaning set forth in these recitals, in Section 11 below, or as otherwise set forth in this Agreement, for the purposes hereof and for each of the Loan Documents.

        ACCORDINGLY, the parties agree as follows:

        1. The Loans.

            (a) Loan. Subject to the terms and conditions of this Agreement, Secured Party agrees to make Loans to any of the Borrowers up to an aggregate principal amount of Ten Million Dollars ($10,000,000) (the "Commitment"), during the period commencing the date hereof and ending on the 364th day following the date hereof unless earlier terminated pursuant to the terms of this Agreement, including Section 11 hereof (the "Commitment Termination Date"). On or before 2:00 p.m. (Cherry Hill, New Jersey time) at least one (1) Business Day prior to a Borrower's intention to obtain a Loan from the Secured Party pursuant to the terms hereof, such Borrower shall have delivered to the Secured Party a notice in the form attached hereto as Exhibit G specifying the requested borrowing date and the principal amount of such Loan accompanied by (x) a borrowing computation in the form satisfactory to the Secured Party specifying the Borrowing Limit (as defined below) for such requested Loan and the aggregate Borrowing Base outstanding on such date, and (y) a report in the form attached as Exhibit F hereto. No Loan shall be made if, after giving effect thereto, the aggregate outstanding principal amount of all Loans would exceed the lesser of (x) Borrowing Base or (y) the Commitment (the "Borrowing Limit"). Each Contract (as defined in Section 2(a)(i) below) offered to Secured Party in connection with a Loan request shall (i) satisfy all of the conditions attributable to an Eligible Contract (as defined below), (ii) be in form and substance satisfactory to the Secured Party and otherwise comply with the conditions set forth in this Agreement. Each Loan shall be in the amount equal to or greater than Two Hundred Fifty Thousand Dollars ($250,000.00). Amounts borrowed and repaid may be reborrowed subject to the satisfaction of the terms and provisions hereof.

            (b) Note. The Loans shall be evidenced by the Note.

            (c) Term of Loan, Payments of Principal and Interest. (i) Principal on Loans advanced under the Commitment shall be due, in full on the Commitment Termination Date; provided that at no time shall the aggregate principal of outstandings exceed the Borrowing Limit. If at any time such excess exists, Borrowers will promptly, and in any event within two Business Days, reduce the outstanding aggregate principal balance of the Loans to an amount no greater than the Borrowing Limit. Accrued interest on Loans advanced under the Commitment shall be paid monthly on the first day of each month, on the Commitment Termination Date and on any day that the Loans are paid in full pursuant to Section 9 hereof. Loans may be voluntarily prepaid as provided in
Section 9 hereof.

                (ii) Takeout Financing. If, on or prior to the Commitment Termination Date, Leaf I shall enter into and become a borrower under any credit facility with a third-party lender, then Leaf I shall cease to be a Borrower hereunder and any amounts advanced to Leaf I hereunder shall be due in full immediately; provided, however, that if the Bank and the Borrowers other than Leaf I agree that such third-party credit facility is not a permanent financing, then Leaf I shall remain a Borrower hereunder.

            (d) Interest Rate.

                (i) Subject to the provisions of this Section 1(d), at the election of the Borrowers, the principal balance of each Loan shall bear interest at the Prime Rate (as defined below) plus One Hundred (100) basis points or at the LIBOR Rate (as defined below) plus Three Hundred (300) basis points. Each Borrower shall select the type of interest rate (Prime Rate or LIBOR Rate) applicable to any Loan at the time a notice of borrowing is given pursuant to Section 1(a) above. Any Loan or any portion thereof as to which the Borrowers shall not have duly specified an interest rate as provided herein shall conclusively be deemed to be a Loan at the Prime Rate. All interest on the Loans shall be calculated on the basis of a 360 day year for the actual number of days elapsed in such period. The interest rate on all outstanding Loans bearing interest at the Prime Rate shall change simultaneously and automatically upon each change in the Prime Rate.

               The term "Prime Rate" shall mean the fluctuating rate of interest per annum published in the "Money Rates" section of The Wall Street Journal on the applicable date or the highest "Prime Rate," if more than one is published, as such rate may change from day to day. If The Wall Street Journal ceases to be published for any reason on any day, or if it ceases to publish a "Prime Rate," then the Secured Party may use any similar published Prime Rate or Base Rate, in its sole discretion. The Prime Rate may not necessarily be the lowest or best rate of interest charged by the Secured Party.

                (ii) The term "LIBOR Rate" shall mean a rate per annum determined when, in connection with each Loan, no later than 12:00 p.m. (New Jersey time) two Business Days prior to the end of each calendar month, the Borrower shall select the monthly interest rate applicable (as determined by the Secured Party) to the current 30-day LIBOR period which shall then constitute LIBOR for the succeeding calendar month to be applicable to the LIBOR Rate and all LIBOR Rate Loans outstanding and which may become outstanding during the succeeding calendar month. The Borrowers shall give the Secured Party notice of its selection under this Paragraph in the form of Exhibit H hereto. If a Borrower fails to make an election hereunder for any month, the previous selection made under this Paragraph shall apply for that month.

                (iii) Provided that no Event of Default or unmatured Event of Default has occurred and is then continuing, the Borrowers shall have the option to (i) convert no more than once per month all or any one of its outstanding Prime Rate Loans into one or more LIBOR Rate Loans in a principal amount of not less than $250,000, (ii) convert no more than once per month all or any part of its outstanding LIBOR Rate Loans in a principal amount equal to not less than $250,000, into Prime Rate Loans, or (iii) continue such LIBOR Rate Loans as LIBOR Rate Loans. Whenever the Borrowers desire to convert or continue Loans as provided above, the Borrowers shall give the Secured Party irrevocable prior written notice via facsimile in the form attached as Exhibit H (a "Notice of Conversion/Continuation") not later than 11:00 a.m. (Cherry Hill, New Jersey time) one Business Day before the day on which a proposed conversion or continuation of such Loan is to be effective specifying (A) the Loans to be converted or continued, (B) the effective date of such conversion or continuation (which shall be a Business Day), and (C) the principal amount of such Loans to be converted or continued

                (iv) Maximum Rate of Interest. Notwithstanding anything to the contrary herein or in any other Loan Document, no effective rate of interest hereunder shall exceed the maximum effective rate of interest permitted by applicable law or rule. Borrowers hereby agree to give Secured Party written notice in the event that any Borrower has actual knowledge that any interest payment made to Secured Party hereunder or under any other Loan Document will cause the total interest payments collected in any one year to be usurious under applicable law or rule, and Secured Party hereby agrees not to knowingly collect any interest from Borrowers in the form of fees or otherwise which would render the Loan usurious. In the event that interest hereunder or under any other Loan Document would be usurious in the opinion of Secured Party, Secured Party reserves the right to reduce the interest payable by Borrowers. This Section shall survive the repayment of the Loan.

            (e) Interest on Overdue Amounts. If any Borrower shall fail to timely pay any amount due to Secured Party under any Loan, Borrowers shall continue to pay Secured Party interest on such unpaid amount at the per annum rate of interest applicable to that Loan prior to such late payment, provided, however, that if such payment is not made to Secured Party within five (5) Business Days after the applicable due date, then interest upon such unpaid amount shall be paid at a per annum rate equal to three percent (3%) above the Prime Rate (the "Default Rate").

            (f) Method of Payment. All Loan payments shall, unless otherwise specified by Secured Party in writing, be debited from any account maintained by Borrowers at the Secured Party. The authorization to debit any account at the Secured Party for all amounts due under the Agreement and the Loans shall continue, and is irrevocable, so long as any Obligations are outstanding. In the event the funds in such accounts are insufficient to pay in full the required payments, Borrowers shall immediately pay such deficiency by wire transfer of immediately available funds. If Secured Party permits payment to be made to Secured Party by wire transfer it shall be to an account designated in writing by Secured Party.

            (g) Direct and Continuing Liability; General Limitation on Guaranty Obligations. (i) Notwithstanding any other provision of the Note or this Agreement, each Borrower shall be jointly, severally and directly liable for the full and prompt payment of each Loan and any other Obligations. Liability for each Loan will be fully recourse to all of Borrowers' assets.

                (ii) In any action or proceeding involving any state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Borrower under the Loan Documents would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any limited partner or any other creditors, solely on account of the amount of its liability thereunder, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by such Borrower, the Secured Party or any other person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of limited partners or other creditors as determined in such action or proceeding.

            (h) Loans as Debt. The parties intend the Loans to be treated as debt for tax and all other purposes.

            (i) Conditions Precedent. The Secured Party shall not be obligated to make any loan to the Borrowers hereunder until the following conditions have been satisfied, in addition to any of the other conditions set forth herein:

            (i) no Event of Default (as defined in Section 11 below) or event which upon notice, lapse of time or both would constitute an Event of Default on the date of the proposed borrowing shall have occurred and be continuing;

            (ii) on the date hereof, the Secured Party shall have received a favorable opinion of counsel from the Borrowers substantially in the form attached hereto as Exhibit E;

            (iii)    on the date hereof, the Secured Party shall have received
(x) evidence of the legal existence and good standing of each Borrower dated as a recent date issued by the Secretary of State of the State of Delaware and (y) a certificate of the secretary, assistant secretary of each Borrower certifying as to the corporate charter, operating agreement or partnership agreement, as the case may be and by-laws, if any, of each Borrower, the incumbency and signatures of the officer of each Borrower who have executed this Agreement and the other documents to be executed in connection herewith and the resolutions of the Board of Directors authorizing the execution, delivery and performance of this Agreement and the making of the loans hereunder;

            (iv) the Secured Party shall have received on the date of the proposed borrowing a list of the Contracts with counterpart schedules or notes endorsed to the Secured Party, delivery and acceptance certificates, UCC financing statements with respect to Collateral and other documents, certificates and filings as required by the Secured Party in its discretion in connection with the funding of such Contracts, the originals of which documents shall be held or filed by the Secured Party;

            (v) on the date of the proposed borrowing the Secured Party shall have received the Assignment referred to in Section 2(b) duly executed by each Borrower;

            (vi)     the Note executed by the Borrowers;

            (vii)    the Guaranty of Payment; and

            (viii) on the date hereof, the Secured Party shall have received UCC-1 searches pertaining to Borrowers in all jurisdictions which Secured Party deems appropriate, to be performed by a company designated by Secured Party, at the sole cost and expense of the Borrowers.

        2. Security Interest and Assignment.
           ---------------------------------

            (a) Security Interest. As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Indebtedness, each Borrower hereby assigns over to and grants to Secured Party a security interest (the "Security Interest") in and to all of such Borrower's right, title and interest in and to the following properties, rights, interests and privileges, whether now owned or hereafter acquired, and in all products thereof and cash and non-cash proceeds of insurance policies from the loss thereof (all of which properties, rights, interests, privileges and proceeds are hereinafter called the "Collateral").

                (i) Contracts. All lease agreements, conditional sale contracts, pay-per-use agreements, notes, security agreements and/or financing documents and agreements of any kind arising out of a lease, rental or provision of, or financing of Equipment entered into between each Borrower as lessor, seller, provider or lender and the entity named therein as lessee, purchaser, user or borrower (together with any guarantors or other parties obligated in respect of the Contracts, an "Obligor" or the "Obligors"), together with any master lease agreements or other documents which relate to the above described documents, all of which are in each case covered by or identified in any Assignment (collectively the "Contracts");

                (ii) Goods. All goods and other property and rights covered by any Contract assigned to Secured Party, together with all accessories, accessions, attachments and appurtenances appertaining or attached to or used in connection with any of such property, whether now owned or hereafter acquired (the "Equipment");

                (iii) Obligor Guaranties. All Guaranties given to each Borrower, or under which such Borrower has rights, by any person or entity guaranteeing the payment and/or performance of any Contract assigned to Secured Party (an "Obligor Guaranty")

                (iv) Rights and Payments. All right, title and interest of each Borrower in, under and to the Contracts, and all rents and other sums due and to become due thereunder, including any and all extensions or renewals thereof ("Payments");

                (v) Software. All software products and license agreements or rights covered under any Contract assigned to Secured Party (to the extent any Borrower has transferable rights in such software);

                (vi) Other Security. All instruments, documents of title, accounts, general intangibles, or money in each case related to, or property of any kind securing the payment of, any Contract assigned to Secured Party;

                (vii) Substitutions, Renewals, Replacements, Improvements. All enhancements to and substitutions, renewals and replacements of, and improvements to, any of the foregoing;

                (viii)Proceeds. All cash and noncash proceeds of any of the foregoing including, but not limited to, insurance proceeds and casualty loss payments ("Proceeds"); and

                (ix) General Corporate Assets. (i) all of Borrowers' inventory now owned or hereafter acquired; (ii) all of the Borrowers' documents of title now owned or hereafter acquired; (iii) all of the Borrowers' accounts now existing or hereafter arising; (iv) all of the Borrowers' general intangibles, chattel paper and instruments now existing or hereafter acquired or arising; (v) all guaranties of the Borrowers' existing and future accounts and general intangibles and all other security held by each Borrower for the payment or satisfaction thereof; (vi) the goods or the services, the sale or lease or performance of which gave rise to any account or general intangible of each Borrower, including any returned goods; (vii) all of the Borrowers' Equipment now owned or hereafter acquired; (viii) any balance or share belonging to each Borrower of any deposit, agency or other account with any Secured Party and any other amounts which may be owing from to time by any Secured Party to each Borrower; (ix) all property of any nature whatsoever of each Borrower now or hereafter in the possession of or assigned or hypothecated to the Secured Party for any purpose; (x) all Proceeds of all of the foregoing, including all Proceeds of other Proceeds and all rights of each Borrower, or any subsidiary of such Borrower, as servicer and/or administrator for any chattel paper and equipment of third parties.

            (b) Assignment. In connection with each Loan, each Borrower shall execute and deliver to Secured Party an assignment (the "Assignment") in the form attached hereto as Exhibit B which shall identify the Borrowing Limit of the Contracts assigned pursuant thereto.

            (c) No Assumption by Secured Party. Secured Party shall not be deemed by reason of any Assignment to have assumed any of Borrowers', or any lessor's or vendor's, obligations under any Contract.

        3. Indebtedness Secured.
           ---------------------
            (a) Security for Loan Related to Assignment and Other Indebtedness. All Collateral covered under the Assignment shall secure the full and prompt payment of all Loans made pursuant to this Agreement and other amounts due to Secured Party under this Agreement, whether now existing or hereafter incurred, direct or indirect, absolute or contingent, and including any sums advanced and any costs and expenses incurred by Secured Party pursuant to this Agreement (all of which is herein sometimes referred to as the "Indebtedness").

            (b) Periodic Releases. Provided no Event of Default shall have occurred and be continuing, at such time as Secured Party has received the payment in full of the Prepayment Amount (as defined in Section 10(g) below) with respect to any Contract covered by such Loan under this Agreement, Secured Party shall release its security interest in the Contract and directly related Collateral within one business day of such payment of the Prepayment Amount, without recourse to, and without representations or warranties by, Secured Party of any kind whatsoever. Upon Secured Party's release of Collateral as provided above, the released Collateral shall no longer constitute security for the payment of any Indebtedness.

        4. Representations and Warranties of each Borrower.
           ------------------------------------------------

        Each Borrower represents and warrants (each representation and warranty shall be considered as having been made and restated concurrently with the making of any Loan as an inducement to Secured Party to make such Loan) that:

            (a) Organization and Qualification. Each Borrower is a corporation, limited liability company or limited partnership, as the case may be organized, validly existing and in good standing under the laws the State of Delaware; and such Borrower is duly qualified and in good standing as a foreign business entity authorized to do business in each state or jurisdiction where such qualification is necessary, where lack of qualification would have a materially adverse affect on such Borrower's business operations.

            (b) Authorization. Each Borrower is duly authorized to execute and deliver this Agreement, and is and will (as long as this Agreement is in effect and thereafter until payment in full of all amounts due and owing Secured Party pursuant to the Note or this Agreement) continue to be, duly authorized to perform all of its obligations to Secured Party under this Agreement and under the Note, instrument and document delivered in connection with this Agreement.

            (c) No Conflict. The execution, delivery and performance by Borrowers of this Agreement does not, and will not by the passage of time, the giving of notice or otherwise, (i) violate any provision of any law or regulation, (ii) violate any organizational document of any Borrower, or (iii) violate any judgment, order, decree, agreement, trust or other indenture or instrument to which a Borrower is a party or by which any of its property is bound. No Borrower is in default with respect to any judgment, writ, injunction, decree, rule or regulation of any governmental authority;

            (d) Financial Statements. Each Borrower has individually or on a combined basis, delivered to Secured Party copies of (i) such Borrower's most recent annual audited financial statements, prepared and certified by an independent firm of certified public accountants satisfactory to Secured Party, in conformity with generally accepted accounting principles applied on a basis consistent with that of the preceding fiscal year and presenting fairly such Borrower's financial condition as at such date, and the results of such Borrower's operations for the twelve month period then ended and (ii) such Borrower's most recent quarterly financial statements, prepared in conformity with generally accepted accounting principles applied on a basis consistent with that of the preceding fiscal quarter and presenting fairly such Borrower's financial condition as at such date and the results of its operations for the quarter then ended, certified as true and correct by such Borrower's president, executive vice president, controller or chief financial officer, and since the date of the above described financial statements there has been no material adverse change in such Borrower's financial condition.

            (e) Litigation and Contingent Liabilities. Each Borrower has delivered to Secured Party a schedule of material litigation or governmental proceedings pending or threatened against such Borrower (including estimates of the dollar amounts involved). Other than any liability incident to the litigation or proceedings disclosed in such schedule, such Borrower has no contingent liabilities not provided for or disclosed in the financial statements referred to in Section 4(d).

            (f) Addresses. Each Borrower's records concerning that part of the Collateral constituting accounts or chattel paper are kept at the address specified on the first page hereof, which is its chief executive office and principal place of business and has been its chief executive office and place of business since the earlier of (i) the date of such Borrower's organization and
(ii) five calendar years prior to the date hereof.

            (g) Tradenames. Each Borrower has not conducted and does not conduct business under any tradename or assumed name other than those set forth on
Schedule 4(g) attached hereto.

            (h) Taxes. Each Borrower has filed all tax returns (federal, state, and local) required to be filed and has paid all taxes, assessments, and governmental charges and levies thereon to be due, including interest and penalties.

            (i) No Default. Each Borrower has satisfied all judgments and such Borrower is not in default with respect to obligations, covenants or conditions contained in any material contract, agreement or instrument to which it is a party or by which it is bound or any judgment, writ, injunction, decree, material rule, or material regulation of any court, arbitrator, or federal, state, municipal, or other governmental authority, commission, board, bureau, agency, or instrumentality, domestic or foreign.

            (j) Legally Enforceable Agreement. This Agreement and each of the other Loan Documents to which each Borrower is a party, constitutes the legal, valid and binding obligations of such Borrower, enforceable against it in accordance with their respective terms.

            (k) Priority of Liens; Condition of Collateral. Each Borrower owns the Collateral free and clear of all Liens, encumbrances, security interests or other rights of third parties, excepting only the rights and interests granted Secured Party herein and in the other Loan Documents, and upon perfection of Secured Party's security interest in such Collateral, Secured Party will have a first Lien on such Collateral.

            (l) Solvency.
                ---------

                (i) The present fair saleable value of the assets of each Borrower after giving effect to the funding of the Loan hereunder exceeds the amount that will be required to be paid on or in respect of the debts and other liabilities (including contingent liabilities) of such Borrower as they mature;

                (ii) The assets of each Borrower do not constitute unreasonably small capital for such Borrower to conduct its business as now conducted and as proposed to be conducted, including the capital needs of each Borrower;

                (iii) Each Borrower does not intend to, nor does such Borrower believe that it will, incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be received by such Borrower and of amounts to be payable on or in respect of debt of such Borrower). The cash available to each Borrower, after taking into account all other anticipated uses of the cash of such Borrower, is anticipated to be sufficient to pay all amounts on or in respect of the Indebtedness when the Indebtedness or any part thereof is required to be paid;

                (iv) The aggregate fair value of each Borrower's assets exceeds the aggregate of all its liabilities; and

                (v) Each Borrower agrees that Loans made hereunder and the assignment and grant of a security interest in the Collateral by the Borrowers hereunder is for the benefit of each Borrower and will not affect any of the Secured Party's rights hereunder.

            (m) Contracts. Each of the Contracts constitutes the legal, valid and binding obligations of the parties thereto as set forth therein and is enforceable against the lessee thereunder in accordance with its terms and there is no default or event of default under any contract on the part of any lessee thereunder.

            (n) Authorizations. Each Borrower has all authorizations, consents, approvals, licenses, accreditations and exceptions from, and has made all registrations and filings with, and all reports to, all federal, state and local governmental bodies and agencies and accreditation authorities (collectively referred to as "Governmental Approvals") necessary for the conduct of its business, and the conduct of its business is not and has not been in violation of any such Governmental Approvals or any applicable federal or state law, rule or regulation, including ERISA, or the rules and regulations of an accreditation authority, the failure of which to obtain or to comply with could not, in any such case, reasonably be expected to have a Material Adverse Effect. No Borrower requires any Governmental Approvals to enter into, or perform under, this Agreement, the Note, or any other Loan Document to which Borrowers are a party. There are no actions or investigations pending or, to the knowledge of any Borrower, threatened against or affecting any Borrower before any governmental authority, which could reasonably be expected to result in a material adverse change.

            (o) Accuracy of Representations; No Default. The information set forth herein and in each of the other Loan Documents is complete and accurate in all material respects and contains full and complete disclosure of all pertinent information in connection with each Borrower. None of such information contains any untrue statement of a material fact or omits to state a material fact necessary to make the information contained herein or therein not misleading or not incomplete. No Event of Default or unmatured Event of Default hereunder, or under any other Loan Document, has occurred.

        5. Eligibility Requirements.
           -------------------------

        Each of the Loans made pursuant to this Agreement will be made on the basis that the Contracts assigned to Secured Party with respect to each Loan are, at the time that the Loan is made, and will be at all times thereafter until payment in full of such Loans continue to be, Eligible Contracts. In order for a Contract to be an "Eligible Contract". all of the following conditions must be true, correct and satisfied with respect to the Contract, the Payments due under the Contract and the related Collateral:

            (a) Waiver of Defenses. The Contract provides that the Obligor under the Contract waives all defenses, set-offs, counterclaims, deductions or allowance or adjustment against the assignee of the lessor, vendor or financier.

            (b) Bona Fide Transaction; Fixtures. The Contract arises from a bona fide lease or sale of the Equipment, in the ordinary course of business, described in the Contract and the Equipment is in all respects in accord with the requirements of the Contract and has been delivered to and unqualifiedly accepted by the lessee, vendee or borrower thereunder, none of the Equipment covered by the Contract, after its delivery and acceptance by such lessee or vendee, is a fixture under the applicable laws of any state where the Equipment is or may be located.

            (c) Compliance with Laws; Validity, Enforceability; No Liens. The Contract and the related Equipment comply in all material respects with all applicable laws and regulations (including, without limitation, interest/usury laws); the Contract is genuine, valid, enforceable in accordance with its terms, accurately describes the related Equipment and Collateral and the Payments due under the Contract, and is in all respects what it purports to be; the Contract, the Payments due under the Contract, the related Equipment and Collateral and all proceeds thereof are not subject to any Lien, claim or security interest except the interest of the Obligor and each Borrower under the Contract and the Lien in Secured Party's favor.

           (d) Good Title. At the time of the Loan made with respect to the Contract, the applicable Borrower had (i) good title to the Contract and either good title or a first priority interest in Collateral, free of all Liens, claims or security interests; and (ii) all legal power, right and authority to assign the Contract to Secured Party.

            (e) Interest Transferred. A first priority perfected security interest in the Contract, the Payments due under the Contract, and each Obligor Guaranty related to the Contract, free of all Liens, claims or security interests, and valid security interest superior to the rights of all others in the Collateral, and all proceeds thereof, shall be vested in Secured Party by the Assignment executed by each Borrower relating to the Contract and the terms of the Assignment and the execution thereof do not result in a breach of the Contract or the related Obligor Guaranty.

            (f) Counterparts of Contract. All counterparts of the Contract have been clearly marked to indicate that only one counterpart is the "Original" and assignable, and that counterpart will be delivered to Secured Party upon an Event of Default defined in Section 11 hereof.

            (g) Entire Agreement. The Contract represents the total and complete agreement between each Borrower and Obligor with respect to the Collateral and no Borrower has entered into any other agreements, whether written or oral, with the Obligor in respect of the Collateral.

            (h) Written Agreements. At the time a Loan is made with respect to a Contract, the applicable Borrower has informed Secured Party in writing of all agreements entered into in connection with the Contract and fully executed copies (all original copies if requested by Secured Party) of all those agreements will be delivered to Secured Party simultaneously with delivery of the Contract.

            (i) Capacity and Authority. Each party to the Contract and any Obligor Guaranty has all the legal capacity, power and right required for it to enter into the Contract or Obligor Guaranty and any supplemental agreements, and to perform its obligations thereunder; all such actions have received all corporate or governmental authorization required by any applicable charter, by-law, constitution, law rule or regulation.

            (j) No Obligor Default. No Obligor Default (as defined below in
Section 10(c)), or event which with the passage of time or giving of notice, or both, would become an Obligor Default, exists and no Borrower has any knowledge of any fact that may impair the Contract's or the related Obligor Guaranty's validity. No Obligor is in bankruptcy, receivership, reorganization or is insolvent. No material change has occurred with respect to the Contract or the Obligor.

            (k) No Setoffs of Claims. There exist no setoffs, counterclaims or defenses on the part of any Obligor under the Contract or any Obligor Guaranty to any claims against or obligations of any obligor thereunder.

            (l) No Impairment of Value. No Borrower has done anything that might impair the value of the Contract or any related Obligor Guaranty or any of Secured Party's rights under the Contract, any related Obligor Guaranty, or to the Equipment covered by the Contract or Payments due under the Contract.

            (m) Insurance. The Contract requires that the Equipment covered by or the subject of the Contract be insured to such extent and against such hazards and liabilities as is commonly maintained by companies similarly situated and as each Borrower or its assigns may reasonably request from time to time.

            (n) Taxes. All taxes, assessments, fines, fees and other liabilities relating to the Contract, the Payments due under the Contract, the related Collateral, or any related Obligor Guaranty have been paid when due, and all filings in respect of any such taxes, assessments, fines, fees and other liabilities have been timely made, except for taxes being contested in good faith.

            (o) No Borrower Default or Violation. No Borrower nor any vendor or lessor of the Equipment is in default of any of such party's obligations under the Contract or arising by contract or imposed by applicable law, rule or regulation with respect to the Contract and the related Equipment.

            (p) Perfection. Each Borrower has taken, at its expense, all steps from time to time requested by Secured Party to perfect (and continue the perfection of) Secured Party's security interest in the Contract, the Payments and the Equipment covered by the Contract. Perfection will be accomplished by Borrowers' perfection of a security interest against the Obligors and Secured Party's perfection of its security interest against each Borrower.

            (q) No Amendments. Neither the Contract nor any related Obligor Guaranty has been, or will be, altered, modified, changed or amended without Secured Party's prior written consent.

            (r) No Prepayments. At the time of the Loan made with respect to the Contract, no amounts have been prepaid on the Contract except advance payments and security deposits which are required by the terms of the Contract.

            (s) Use of Proceeds. Each Loan shall be used by each Borrower to finance all or a portion of the cost to such Borrower of the Equipment, which shall be or has been leased to unaffiliated third persons and is the subject of an Eligible Contract securing a Loan or, if such Equipment has already been acquired by such Borrower to reimburse such Borrower for the cost so incurred and for no other purpose.

            (t) Equipment. The Equipment is located in the United States of America and is used for commercial purposes.

            (u) Term. The Contract does not have an initial term greater than 84 months.

            (v) Past Due. No Contract payments are, and have not been at any time, more than 60 days contractually past due.

            (w) Progress Payments. No more than 20% of the Borrowing shall at any time be secured by Contracts pursuant to which any Borrower is entitled to receive progress payments from the Obligors.

        6. Covenants of Borrowers.
           -----------------------

        Each Borrower covenants that so long as the Commitment is in effect or Indebtedness is outstanding, such Borrower will:

            (a) Financial Statements. Furnish, individually or on a consolidated basis, to Secured Party: (i) as soon as available, but not later than sixty (60) days after the end of each quarter (except the last) of each fiscal year, quarterly unaudited financial statements concerning such business, prepared in accordance with generally accepted accounting principles applied on a basis consistent with that of the preceding fiscal quarter, presenting fairly such Borrower's financial condition as at the end of that quarter and containing such data as may be reasonably requested by Secured Party and the results of its operations for the three (3) month period then ended, and certified as true and correct by such Borrower's president, executive vice president, controller or chief financial officer; (ii) as soon as available, but not later than one hundred-twenty (120) days after the end of each fiscal year, a copy of such Borrower's annual audit report for that year, prepared in accordance with generally accepted accounting principles applied on a basis consistent with that of the preceding fiscal year, presenting fairly such Borrower's financial condition as at the end of that fiscal year; containing such data as may be reasonably requested by Secured Party and the results of its operations for the twelve (12) month period then ended and signed without qualification by independent certified public accountants of recognized standing or otherwise satisfactory to Secured Party; (iii) at the time that any financial statements furnished under clause (i) or (ii) above, a certificate in substantially the same form as Exhibit C hereto or such other form as shall be satisfactory to Secured Party, signed by such Borrower's president, executive vice president, controller or chief financial officer setting forth such Borrower's compliance or noncompliance with the covenants and obligations under this Agreement and providing details as to such matters, and if such Borrower is not in compliance with any such covenant or obligation, setting forth a statement indicating the measures taken and proposed, and the time for such Borrower's return to compliance, and (iv) from time to time any other information as Secured Party may reasonably request.

            (b) Notice of Adverse Events. Notify Secured Party promptly upon such Borrower's learning of any default by any Obligor, and/or (ii) any and all litigation or other matters or events concerning such Borrower which might reasonably be construed to affect adversely Secured Party's interest in any Collateral or any of Secured Party's rights under this Agreement.

            (c) Access to Books and Records. Permit a representative of Secured Party (including any field examiner or auditor retained by Secured Party), upon at least two (2) Business Days' prior written notice, to inspect and make copies of such Borrower's books and records at such Borrower's offices, and to conduct field audits, with expenses (including reasonable travel expenses) to be paid by Borrowers not to exceed the lesser of actual reasonable costs or $7,500. So long as no default or Event of Default shall have occurred or be continuing, the Secured Party shall not conduct more than one (1) field audit in any fiscal year of any Borrower.

            (d) Taxes, Etc. Make or cause to be made all filings in respect of, and pay or cause to be paid when due, all taxes, assessments, fines, fees and other liabilities (including all taxes and other claims in respect to the Contracts and the related Equipment), except for taxes being contested in good faith.

            (e) Continuity of Business. Not (i) cease to engage in substantially the same line of business in which such Borrower is engaged on the date of this Agreement, (ii) cease to engage in the sale, lease and remarketing of goods comparable to the Equipment, or (iii) without Secured Party's prior written consent, sell, transfer or convey a substantial part of such Borrower's assets outside of the ordinary course of business which shall include non-recourse financing or be a party to any merger or consolidation.

            (f) Performance of Obligations. Perform all such Borrower's obligations arising by contract or imposed by applicable law, rule or regulation with respect to the Contracts and the related Equipment.

            (g) Changed Locations. Notify Secured Party at least (30) days prior to such Borrower's (i) changing the location of its principal place of business or chief executive office, (ii) opening or closing any places of business in any jurisdictions where such openings or closings might affect the place where a UCC financing statement or similar document would need to be filed in order to perfect or protect Secured Party's security interest or other interest in any of the Collateral, or (iii) change the state of its organization.

            (h) Further Assurances. From time to time execute and deliver such further documents and do such further acts and things as Secured Party may reasonably request in order to fully effect the purposes of this Agreement and to protect Secured Party's interest in the Collateral.

            (i) Defense Against Claims. Defend the Collateral against the claims and demands of all other parties, including without limitation defenses, set-offs, claims, cross claims and counterclaims asserted by any Obligor against any Borrower or Secured Party and claims, cross claims and counterclaims asserted by any other person claiming an interest in the Collateral.

            (j) Delivery of Additional Documents. Upon Secured Party's reasonable request, will deliver to Secured Party or its designees any relevant instruments, documents of title and chattel paper representing or relating to the Collateral or any part thereof, and all schedules, invoices, shipping, or delivery receipts: together with any necessary endorsement or assignment and all purchase orders, contracts, or other documents representing or relating; to purchases or other acquisitions or sales, leases or other dispositions of the Collateral and the proceeds thereof and any and all other schedules, documents, and statements relating to the Collateral which Secured Party may from time to time reasonably request.

            (k) Limits. Not permit more than twenty percent (20%) of the Commitment to be secured by Contracts with the same lessee or its affiliates.

            (l) UCC Financing Statements. Deliver to Secured Party such Uniform Commercial Code ("UCC") financing statements against such Borrower as shall be reasonably required by Secured Party to perfect its interest in the Collateral.

            (m) Searches. Deliver and pay for such UCC and tax Lien searches at the Secretary of State of Delaware on such Borrower as Secured Party may from time to time reasonably require, but not more frequently than annually in the absence of an Event of Default.

            (n) Monthly Reports. By the twenty-fifth day of each month, provide to Secured Party, in form and detail satisfactory to Secured Party, an aging report on all assigned Contracts and a calculation showing that the Borrowing Limit under Eligible Contracts does not exceed the Borrowing Base. Such monthly aging reports shall be certified by such Borrower's president, or its executive Vice President, or controller or chief financial officer.

            (o) Deposit Account. Maintain a demand deposit account at the Secured Party in which funds will be maintained sufficient to satisfy, in any given month, the interest payment due on the Indebtedness.

            (p) Financial Covenants. The Borrowers shall, on a combined basis:

                (i) maintain a minimum Adjusted Net Worth of Eight Hundred Thousand Dollars ($800,000) from the date hereof and hereafter through and including the termination of this Agreement, plus fifty percent (50%) of consolidated quarterly net income (without any reduction for losses) commencing with the quarter ended June 30, 2003.

                (ii) maintain an Interest Coverage Ratio of at least 1.10:1 to be measured quarterly from the quarter ending December 31, 2003 until termination of this Agreement. As used herein "Interest Coverage Ratio" shall mean earnings before interest expense, taxes, depreciation and amortization ("EBITDA") divided by interest expense.

                (iii) maintain a Senior Leverage Ratio (as defined below) no greater than 4:1.

         As used herein "Adjusted Net Worth" means Net Worth plus the non-current portion of Subordinated Debt. "Net Worth" means the sum of capital stock, plus retained earnings, plus paid-in-surplus, minus treasury stock. "Subordinated Debt" means all Borrowers' debt which is specifically junior and subordinated to the Indebtedness on terms satisfactory to Secured Party. The "Senior Leverage Ratio" shall be calculated by dividing the Borrowers' Combined Recourse Debt by the Borrowers' Adjusted Net Worth. "Combined Recourse Debt" means all Borrowers' debts, liabilities and obligations including, but not limited to, all accounts payable, income taxes payable and accrued liabilities and all contingent liabilities of Borrowers, including guaranties computed as the maximum liability guaranteed, and any partially recourse debt to the maximum extent of such recourse, but excluding non-recourse debt.

            (q) Fees. Pay the following fees: (i) reasonable closing fees and expenses (including, without limitation, reimbursement of audit fees and legal expenses) upon execution of this Agreement and (ii); a commitment fee equal to ..50% of the average daily unused balance of the Commitment during each calendar quarter payable quarterly in arrears at the end of each calendar quarter commencing with the calendar quarter ending June 30, 2003 and on the date of termination of the Commitment. The commitment fee shall not be first payable until the September 30, 2003 calculation in arrears.

        7. Negative Covenants. Each Borrower covenants that so long as the Commitment is in effect or any Indebtedness remains outstanding such Borrower will not:

            (a) Restricted Payments. Declare or pay any dividends; purchase, redeem, retire, or otherwise acquire for value any of its capital stock, now or hereafter outstanding; make any distribution of assets to its stockholders as such whether in cash, assets, or in obligations of such Borrower; or allocate or otherwise set apart any sum for the payment of any dividend or distribution on, or for the purchase, redemption, or retirement of any shares of its capital stock; make any other distribution by reduction of capital or otherwise in respect of any shares of its capital stock. Except that each Borrower may declare and-pay cash dividends to its stockholders of fifty percent (50%) of the positive net income of such Borrower arising after the date hereof and computed on a cumulative basis so long as no Event of Default or event which upon notice, lapse of time or both would constitute an Event of Default has occurred and is continuing or would occur after giving effect thereto.

            (b) Negative Pledge. Other than with respect to Secured Party, create, incur, assume, or suffer to exist on the Collateral, any mortgage, deed of trust, pledge, Lien security interest, assignment, charge, or encumbrance (including without limitation, any conditional sale, or other title retention agreement, or finance lease, except the Contracts themselves), of any nature, upon or with respect to any of the Collateral now owned or hereafter acquired, or sign or file under the UCC of any jurisdiction a financing statement which names any Borrower, as a debtor, and any Collateral, as the property, covered by such financing statement or sign, any security agreement authorizing any secured party thereunder to file such financing statement.

            (c) Mergers. Merge or consolidate with any person during any twelve
(12) month period, or acquire all or substantially all of the assets or the business of any person, unless (a) such person is in the same line of business as Borrowers, (b) a Borrower is the surviving entity and (c) no Event of Default exists prior to or after such transaction.

            (d) Sale of Assets. Sell, lease, assign, transfer, or otherwise dispose of more than ten percent (10%) of the Borrowers', now owned or hereafter acquired, assets (including, without limitation receivables and leasehold interests) during any twelve (12) month period provided, however, that Borrowers may (a) lease equipment in the ordinary course of business, (b) enter into securitization of its assets in the ordinary course of business, (c) sell equipment at the expiration or termination of any Contract, and (d) create Liens in contracts and specific assets and related equipment not constituting collateral financed on a non recourse basis.

            (e) Intercompany Investments. Permit any subsidiary of any Borrower to be in substantially the same line of business and make a loan to, guaranty the obligations of, or purchase assets of, any subsidiary of any Borrower, affiliate of any Borrower, or person under common control with a Borrower, any person shall include any entity in whatever form.

        8. Agreement to Indemnify.
           -----------------------

            (a) Indemnification. Secured Party assumes no obligation or liability to the Obligor under any Contract and no assignment of any Contract shall impose any such obligation or liability on Secured Party. Borrowers jointly and severally agree to indemnify and save Secured Party harmless of, from and against any losses, damages, penalties, forfeitures, claims, costs, expenses (including court costs and reasonable attorney's fees) or liabilities which may at any time be brought, incurred, assessed or adjudged against Secured Party, related to or arising from the Contracts and the related Collateral excluding (except as provided in 13(m) hereof) any of the foregoing relating to any action by any regulatory agency with jurisdiction over Secured Party, but, including, without limitation, those arising or resulting from: any alleged failure of any Contract or the related Equipment to comply with any applicable law, rule, regulation or contractual specification; any alleged failure on any Borrower's part to keep or perform any of its obligations, express or implied, with respect to any Contract or the related Equipment; any alleged injury to persons or property or any violation or invasion of any patent or invention rights; any governmental fees, charges, taxes or penalties (other than from relating to the revenue or income of Secured Party) levied or imposed in respect to any Contract or any related Equipment; any breach by any Borrower of any of its representations, warranties, covenants or other obligations or agreements contained in this Agreement, in any Contract or in any agreement related hereto or thereto; or any inaccuracy in any information provided to Secured Party by any Borrower. The provisions of this Section 8 shall survive termination of this Agreement.

        (b) Indemnity Notices; Control of Proceedings. Each Borrower will give Secured Party notice of any event or condition that requires indemnification by Borrowers hereunder, or any allegation that such event or condition exists, promptly upon obtaining knowledge thereof. Each Borrower may, at its option assume the defense of any claim or lawsuit for which Secured Party seeks indemnification hereunder, and after any such assumption Secured Party shall no longer defend such claim or lawsuit, provided that counsel shall be reasonably satisfactory to Secured Party. Borrowers agree to be jointly and severally obligated to pay all amounts due hereunder promptly on notice thereof from Secured Party. To the extent that Borrowers may make or provide to Secured Party's satisfaction for payment under this indemnity provision, and if Borrowers are otherwise in compliance with the terms of this Agreement, Borrowers shall be subrogated to Secured Party's rights with respect to such event or condition and shall have the right to control litigation related thereto and to determine the settlement of claims thereon. All of the indemnities and agreements contained in this Section shall survive and continue in full force and effect notwithstanding termination of this Agreement or of any Contract.

        9. Agreements Regarding Collections.
           ---------------------------------

            (a) Collections. Each Borrower agrees to collect Payments under all Contracts which are the subject of Loans. Each Borrower will undertake such collections as owner or servicer and not as Secured Party's agent, and in connection therewith will, at its sole cost and expense, diligently perform all billing and collecting for amounts due and to become due with respect to such Contracts. Each Borrower shall bill Obligors in accordance with its standard billing procedures.

            (b) Collection Reports. So long as any Borrower shall administer Contracts, such Borrower shall maintain books and records pertaining to all such Contracts. Each Borrower will provide to Secured Party, on or before the 25th day of each month, a report in the form attached hereto as Exhibit F, as of the preceding month, concerning Contracts assigned to Secured Party under this Agreement, and Equipment related thereto. Subject to the limitations in Section

6(c) hereinabove, each Borrower shall give Secured Party and its representatives during normal business hours and upon reasonable notice, access to all records, files, books of account, databases and information pertaining to all Contracts and Payments which are the subject of Loans made pursuant to this Agreement and shall permit such representatives to inspect, audit, and to make extracts there from.

            (c) Taxes. Each Borrower will make or cause Obligors to make all filings in respect of, and file or cause Obligors to file for and remit payments received on account of, any and all personal property taxes, license, permit and registration fees, sales, use, excise, or similar taxes, together with any penalties or interest in connection therewith, now or hereafter imposed by any state, Federal or other government or agency on any Equipment covered or Payments due under any Contracts, whether the same shall be payable by or billed or assessed to Obligors, Borrowers or Secured Party.

            (d) Notice Letters and Billing Information, Contracts with Obligors. Each Borrower agrees to provide to Secured Party (i) an original notice in the form of Exhibit D hereto, which shall be issued on plain paper and executed by such Borrower's duly authorized officer, but be blank as to the addressee and contract information as shown on the Exhibit, and (ii) a supply of such Borrower's letterhead upon which copies of the foregoing letter may be reproduced. Each Borrower irrevocably authorizes Secured Party or its designee, to (i) deliver such executed letter to each Obligor, (ii) mechanically reproduce the executed letter (with completed information as to the Obligor, etc.) and/or
(iii) to reproduce such letters and execute them on such Borrower's behalf and to deliver the same as an original to each Obligor to whom notice under this
Section is to be given. Each Borrower also agrees to provide to Secured Party as reasonably requested, with information stating the names and current addresses of, and to the extent known by such Borrower the names of the contact persons for, each Obligor under any Contract then subject to any Loan.

            (e) Power of Attorney. Each Borrower hereby irrevocably constitutes and-appoints Secured Party after the occurrence and during the continuation of any uncured Event of Default, as such Borrower's true and lawful attorney with full power of substitution, for such Borrower and in its name, place and stead, to ask, demand, collect, receive, receipt for, sue for, compound and give acquittance for any and all Payments and other sums due under Contracts assigned hereunder, to endorse, in writing or by, stamp, such Borrower's name or otherwise on all checks, collections, receipts or instruments given in payment or part payment thereof Secured Party's authority may be delegated by Secured Party to any qualified entity with which Secured Party has arranged for the performance of any billing, collection or administration of Contracts.

            (f) Secured Party's Discretion. After the occurrence and during the continuation of any uncured Event of Default Secured Party and its designee may take or fail to take whatever action with respect to the collection of such Payments and receipt of such funds as Secured Party or such designee, in their reasonable but sole discretion, shall deem proper. Regardless of any such action Secured Party may or may not take, the provisions of Section 10 which govern Prepayment will remain in force and shall be unaffected by any such action or failure to act on Secured Party's part.

            (g) Reimbursement of Collection Expenses. Borrowers agree to be jointly and severally obligated to reimburse Secured Party, within ten (10) days after Secured Party's request therefor, for all reasonable and customary out-of-pocket expenses and costs which have been incurred in connection with Secured Party's billing and collection of such Contracts, including but not limited to the costs and expenses incurred or charged in connection with the delegation of such responsibilities to a designee.

            (h) Application of Payments; Excess Payments to Reserve. Following any Event of Default and during the continuation thereof, Secured Party may receive all Payments under the Contracts and apply such Payments against any amounts due from such Borrower on account of the Loans or otherwise. The amount of Payments received in excess of such amounts due shall be allocated by Secured Party to an interest bearing reserve account for the benefit of such Borrower ("Reserve") and held for later application against amounts due from such Borrower or release to such Borrower as provided below.

        10. Prepayments, Mandatory Prepayments.
            -----------------------------------

            (a) Contract Prepayments. If a Contract is prepaid in full for any reason, Borrowers shall be jointly and severally obligated to prepay in full the Prepayment Amount related to such Contract, subject to provisions of Section 3(b) hereof.

            (b) Mandatory Partial Prepayment of Loans (Lack of Eligibility). In the event that (i) the Contract related to any Loan at any time is not an Eligible Contract or ceases to be an Eligible Contract, and (ii) Secured Party in its sole discretion requests or demands that the Loan be paid with respect to such Contract, then Borrowers shall be jointly and severally obligated to make a mandatory Prepayment of the Loan within three (3) Business Days of Secured Party's request or demand, by paying to Secured Party the Prepayment Amount with respect to the Contract, determined as of the date of prepayment.

            (c) Mandatory Partial Prepayment of Loans (Obligor Default). Upon any of the following (each, an "Obligor Default") (i) failure of an Obligor under any Contract to make a Payment within sixty (60) days of the due date of that payment; (ii) failure of any Obligor to perform any of its material obligations under any Contract which failure is not cured within thirty (30) days of notice; (iii) insolvency of any Obligor, inability of any Obligor to pay its debts as they mature, the making by any Obligor of an Assignment for the benefit of creditors, or institution of any proceeding by any Obligor alleging that the obligor is insolvent or unable to pay its debts as they mature; (iv) the institution of any proceeding against any Obligor alleging that the Obligor is insolvent or unable to pay its debts as they mature if such proceeding is not withdrawn or dismissed within sixty (60) days after its institution; (v) entry of any final judgment against any Obligor remaining unsatisfied for a period of thirty (30) days if such judgment is deemed by Secured Party to be a material factor in the creditworthiness of the Obligor, (vi) death of any Obligor who is a natural person, (vii) dissolution, merger, consolidation or transfer of a substantial part of the property of any Obligor which is a corporation or a partnership, if such dissolution, merger, consolidation or transfer is deemed by Secured Party to be a material factor in determining the creditworthiness of such Obligor, or (viii) falsity as of the date made in any material statement, representation or warranty of any Obligor in connection with any Contract, then and in any of such events, Borrowers shall be jointly and severally obligated to make a mandatory prepayment of the Loan, by paying to Secured Party the Prepayment Amount with respect to the Contract within three (3) Business Days of any such event, determined as of the date of prepayment.

            (d) Mandatory Partial Prepayment of Loans (Payment Shortfall). In the event that the aggregate principal balance on the Loans exceeds the Borrowing Base, then Borrowers shall be jointly and severally obligated to immediately make a mandatory partial prepayment of the Loans equal to the amount of such excess.

            (e) Substitution of Contracts. In lieu of payment of the Prepayment Amount with respect to the Contract, as provided in Section 10(b), (c) and (d) above, each Borrower may offer Secured Party as a substitute a Contract ("Qualifying Contract") which has the same or substantially similar terms and the same or more favorable Payment requirements as the Contract to be prepaid, all as determined by Secured Party in Secured Party's sole and reasonable discretion. If Secured Party determines, in its discretion that such Contract is a Qualifying Contract and that the Obligor under the Qualifying Contract has an acceptable credit quality and Secured Party accepts such Qualifying Contract in substitution for the Contract to be prepaid (it being acknowledged that Secured Party shall have no obligation to accept such Qualifying Contract), then the substitution shall occur upon such Borrower's execution and delivery to Secured Party of such documents as Secured Party shall reasonably request, including an Assignment, to collaterally assign to Secured Party all of such Borrower's right, title and interest in the Qualifying Contract, the Payments arising thereunder and all related Obligor Guaranties, and a first priority perfected security interest in the Equipment related Collateral, and all proceeds thereof. All the terms and conditions of this Agreement, including the eligibility requirements of Section 6 shall apply with respect to the substituted Qualifying Contract. The term of the Qualifying Contract, the amortization schedule for such Qualifying Contract and the Borrowing Limit and monthly payment for such Qualifying Contract shall all be deemed equal to the term, amortization schedule, Borrowing Limit and monthly payment of the Contract to be prepaid as of the date of substitution. Upon each Borrower's assignment and Secured Party's acceptance of the Qualifying Contract as soon as practicable Secured Party will release to such Borrower all of Secured Party's right, title and interest in the Contract which was to prepaid, any unpaid Payments due thereunder and the Equipment and Collateral securing the same. Upon the substitution of Qualifying Contract for a Contract subject to prepayment under this Section, each Borrower shall be relieved of any further prepayment obligation with respect to the Contract originally subject to prepayment.

            (f) Mandatory Prepayment of All Loans. If an Event of Default occurs and is continuing, then upon demand by Secured Party, Borrowers shall be jointly and severally obligated to immediately make a mandatory prepayment of all of the Loans by paying to Secured Party the aggregate Prepayment Amount of each of the Loans, determined as of the date of prepayment.

            (g) Determining Prepayment Amounts. The "Prepayment Amount" attributable to any Contract covered by a Loan shall be an amount equal to a pro rata portion of the unpaid principal and accrued interest on such Loan based on a ratio in which the Borrowing Limit of the Contract shall be the numerator and the aggregate Borrowing Limits of all Contracts covered by such Loan shall be the denominator.

            (h) Voluntary Prepayment. Each Borrower may make optional prepayment of any one or more of the Loans in all or in part (subject to paragraph a hereof) at any time without premium or penalty; provided, however, that, without the Secured Party's prior written consent, no such prepayment of any LIBOR Rate Loan may be made on any day other than the last day of the Interest Period for such Loan.

        11. Default.
            --------

            (a) Events of Default. Any of the following events or conditions shall constitute an "Event of Default" under this Agreement with respect to the Note and affected Collateral:

                (i) Non-payment within five (5) days of when due, whether by acceleration or otherwise, of any Indebtedness, time being of the essence, or failure by any Borrower to observe or perform and the continuance thereof for twenty (20) days after notice from Secured Party, any obligation, covenant, condition or agreement required to be observed or performed by any Borrower under this Agreement, the Note, Assignment, evidence of Indebtedness, or any Contract or any other default under this Agreement or any material provision of a Contract;

                (ii) Any bankruptcy, reorganization, debt arrangement or other proceedings under any bankruptcy or insolvency law shall be instituted by or against any Borrower provided, however, that if filed against a Borrower an Event of Default will not occur unless such proceedings are not dismissed within sixty (60) days of filing;

                (iii) Making a general assignment by any Borrower for the benefit of creditors; the appointment of a receiver or trustee for any Borrower or for any of their assets; or the institution by or against any Borrower of any kind of insolvency proceedings or any proceeding for the dissolution or liquidation of such Borrower; provided, however, that if filed against any Borrower an Event of Default will not occur unless such proceedings are not dismissed within sixty (60) days of filing;

                (iv) (1) Failure to pay any indebtedness to Secured Party for borrowed money (other than the Loans or any interest or premium thereon), when due after applicable notice and grace periods (whether by scheduled maturity required prepayment, acceleration, demand, or otherwise), or (2) failure to perform or observe any term, covenant, or condition on its part to be performed or observed under any agreement or instrument relating to any such indebtedness, when required to be performed or observed after applicable notice and grace periods, if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration of, after the giving of notice or passage of time, or both, the maturity of such indebtedness whether or not such failure to perform or observe shall be waived by the holder of such indebtedness, or any such indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof;

                (v) Any representation, warranty or statement made herein or in any other document delivered in connection herewith or any certificate or statement furnished pursuant to or in connection herewith or therewith, shall prove to be incorrect, misleading or incomplete in any material respect on the date as of which made or deemed made;

                (vi) A judgment or judgments for the payment of money in excess of Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate shall be rendered against any Borrower and such judgment or judgments shall not have been vacated, discharged, stayed or bothered pending appeal within thirty (30) days from the entry thereof;

                (vii) Imposition of any Lien or series of Liens against the Collateral whether by operation of law or by consent other than any Liens granted to the Secured Party as security for the Obligations;

                (viii) The Secured Party's first Lien and security interest in any of the Collateral shall cease, other than solely as a result of an act or omission by Secured Party, to constitute a first Lien on the Collateral or otherwise to be in full force and effect, or the validity or enforceability thereof shall be contested by any Borrower or any Borrower shall deny that it has any further liability or obligation under any of the Loan Documents; or

            (ix) An "Event of Default" (as defined therein) shall have occurred under that certain Revolving Credit Agreement and Assignment between Leaf Financial and National City Bank dated as of June 11, 2002, as the same may be amended from time to time.

            (b) Rights and Remedies upon Default. Upon the happening and during the continuation of any Event of Default, Secured Party (i) may declare one or all of the Borrowers to be in Default hereunder and all or any part of the Indebtedness to be immediately due and payable without notice or demand; (ii) may, without any notice whatsoever, demand, collect and sue for any of the payments, Collateral or proceeds thereof and any funds represented by the Reserve and retain and apply such proceeds and funds against the Indebtedness,
(iii) take whatever actions as are legally available to it in enforcing the rights or remedies under any or all of the Contracts, or to mitigate damages under the Contracts or to (but Secured Party, shall not be required to) cure any default of any Borrower or provide for the performance of any Borrower's obligations under the Contracts; (iv) may terminate the Commitment and discontinue making any Loans pursuant to this Agreement; (v) shall have all of the rights and remedies of a secured party under the UCC as enacted and under any other applicable law from time to time in effect and (vi) may sue or take any other legal action to collect all the Indebtedness from any Borrower. Secured Party may also exercise any additional remedies granted herein, in any other agreement now or hereafter in effect between any Borrower and Secured Party, in any Contract, or otherwise granted by law or equity. Without limiting the generality of the foregoing, at all times and for any reason Secured Party shall have the right to make a demand for payment of any Indebtedness which is payable upon demand. All rights and remedies of Secured Party under this Agreement, under the Contract, under the UCC, or otherwise shall be cumulative and exercisable concurrently or consecutively or in the alternative, at Secured Party's option.

        Without limiting the generality of the foregoing, each Borrower expressly agrees that, after an Event of Default and during the continuation thereof, Secured Party may (i) subject to Obligor's right under the Contract, lawfully enter any premises where any Collateral (concerning which an Event of Default has occurred) may be without judicial process and take possession of the Collateral, (ii) directly bill and collect for Payments under the Contracts (and take such further actions with respect to the Collateral as provided in Section 8 hereof, and (iii) sell, lease or otherwise dispose of any or all of the Collateral.

            (c) Notice. Each Borrower agrees that any notice by Secured Party of the sale, lease or other disposition of Collateral or any other intended action under this Section 11, whether required by the UCC or otherwise, shall constitute reasonable notice to such Borrower or its successors, assigns or transferees if the notice is mailed by overnight mail via nationally recognized overnight carrier, at least ten (10) calendar days before the date of any public sale, lease or other disposition of the Collateral, or at least ten (10) calendar days before the date after which any private sale, lease or other disposition of the Collateral is to take place, to such Borrower's address as specified in this Agreement or to any other address which such Borrower has notified Secured Party in writing as the address to which notices shall be given to such Borrower or such Borrower's successors, assigns or transferees.

            (d) Effect of Sale of Collateral. Any sale by Secured Party whether under any power of sale hereby given or by virtue of judicial proceedings shall operate to divest all right, title, interest, claim and demand whatsoever, either at law or in equity, of any Borrower in and to the Collateral sold and shall be a perpetual bar, both at law and in equity, against such Borrower, its successors and assigns, and against any all persons claiming the property sold or any part thereof under, by or through such Borrower, its successors and assigns, and against any and all persons claiming the property sold or any part thereof under, by or through such Borrower, its successors and assigns (subject, however, to the then existing rights, if any, of the obligor under the applicable Contract and to the rights and interest of such Borrower, its successors and assigns, in the proceeds of such sale which are in excess of the amount required to satisfy the Indebtedness).

            (e) Application of Proceeds. The proceeds of any sale or collection of the Collateral or any part thereof, and the proceeds and the avails of any remedy hereunder shall be paid to and applied as follows:

                (i) To the payment of costs and expenses of foreclosure or suit, if any, and of such sale, and the reasonable compensation of the agents, attorneys, paralegals and counsel of Secured Party and of all expenses, liabilities and advances incurred or made hereunder by Secured Party, or the holder or holders of the Note, and of all taxes, assessments or Liens superior to the Lien of these presents, except any taxes, assessments or other superior Lien subject to which said sale may have been made;

                (ii) To the payment to the holder of the Note of the amount then owing or unpaid on the Note for principal, late charges and interest (first to late charges, then to interest and then to principal); and in case any such proceeds shall be insufficient to pay the whole amount so due upon the Note then to the payment of such principal, late charges and/or interest then owing on the Note as Secured Party or the holders of such Notes shall elect;

                (iii) To the payment of any other Indebtedness; and

                (iv) To the payment to Borrowers of all sums remaining.

        12. Certain Defined Terms Not Defined Elsewhere in the Agreement.
            -------------------------------------------------------------

         "Acquisition Costs" shall mean with respect to any item of Equipment the original cost to any Borrower of acquiring the same.

         "Borrowing Base" shall mean the lesser of (i) eighty percent (80%) of present value of the cash flow stream from the underlying leases or (ii) the original underlying lease amount.

         "Business Day" shall mean any day, excluding Saturday and Sunday and excluding any other day which in the Commonwealth of Pennsylvania is a legal holiday or a day on which banking institutions are authorized by law to close.

         "Lien" means any charge against or interest in property securing payment of a debt or performance of an obligation owed to any person, whether created by agreement, statute, common law or judicial or governmental authority, legal action or equitable process, or proceeding, including, but not limited to, any security interest, lien, encumbrance, mortgage, assignment, pledge, conditional sale, lease, consignment or bailment.

         "Obligations" means the Indebtedness and all covenants and agreements of the Borrowers contained in, or arising out of or in connection with, this Agreement or the other Loan Documents.

         "Scheduled Payments" shall mean those non-cancelable payments that are scheduled to become due under an Eligible Contract (as hereinafter defined) on account of rent or payment of the equipment cost financed under the Contract, but excluding payments due for taxes, insurance and non-equipment related items.

        13. Miscellaneous.
            --------------

            (a) Costs of Enforcement. Borrowers agree to be jointly and severally obligated to pay all reasonable costs and expenses, including reasonable attorney's and paralegals' fees, expenses and court costs incurred by Secured Party in enforcing any of the provisions of this Agreement or in enforcing any obligations of any Borrower contained in the Note or an Assignment.

            (b) Waiver of Notice of Obligor Default. Borrowers consent that, after the occurrence and during the continuation of an Event of Default and without affecting any of Borrowers' liabilities or obligations hereunder or under the Note or an Assignment, Secured Party may agree with any Obligor as to any commercially reasonable modification, alteration, release, compromise, extension, waiver, consent, or other similar or dissimilar indulgence of or with respect to any Contract.

            (c) Notices. Any notice under this Agreement shall be in writing and shall be delivered in person, by overnight delivery or by United States first class mail, postage prepaid, and addressed:

            (i) if to any Borrower, at such Borrower's address set forth on the first page of this Agreement;

            (ii) if to Secured Party, at Commerce Bank, National Association, 1701 Route 70 East, Cherry Hill, New Jersey 08034, Attn:
        Gerard L. Grady, Vice President;

            (iii) if to either party at any other address as such party may, by notice as herein provided, received by the other, designate as its address for all notices under this Agreement.

            (d) VENUE; JURISDICTION. THIS AGREEMENT HAS BEEN DELIVERED FOR ACCEPTANCE BY SECURED PARTY IN PHILADELPHIA, PENNSYLVANIA AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE COMMONWEALTH OF PENNSYLVANIA. BORROWERS HEREBY (1) IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN THE COMMONWEALTH OF PENNSYLVANIA OVER ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY MATTER ARISING FROM OR RELATED TO THIS AGREEMENT; (II) IRREVOCABLY WAIVE, TO THE FULLEST EXTENT BORROWERS MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF ANY SUCH ACTION OR PROCEEDING; (III) AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW AND
(IV) AGREE NOT TO INSTITUTE ANY LEGAL ACTION OR PROCEEDING AGAINST SECURED PARTY OR ANY OF ITS DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR PROPERTY, CONCERNING ANY MATTER ARISING OUT OR RELATING TO THIS AGREEMENT IN ANY COURT OTHER THAN ONE LOCATED IN PHILADELPHIA COUNTY, PENNSYLVANIA. NOTHING IN THIS SECTION SHALL AFFECT OR IMPAIR SECURED PARTY'S RIGHT TO SERVE LEGAL PROCESS IN ANY MANNER PERMITTED BY LAW OR SECURED PARTY'S RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST ANY BORROWER, OR ANY SUCH BORROWER'S PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

            (e) Successors and Assigns, Entire Agreement; Assignment by Secured Party. This Agreement shall be binding on, and inure to the benefit of, Secured Party and Borrowers and their respective successors and assigns and contains the entire understanding and agreement with respect to the subject matter hereof. It is understood and agreed that from time to time Secured Party may assign (i) to one or more of Secured Party's affiliates, subsidiaries or subsidiaries of its affiliates, all of Secured Party's right, title and interest in any Loan, loan documents or Collateral; and with Borrowers' prior consent (so long as no Event of Default or event which upon notice, lapse of time or both would constitute an Event of Default) to any other person or entity, and (ii) assign, transfer or grant participations (but not assignments) in this Agreement or any Loan, Loan Documents or Collateral, of not more than forty-nine percent (49%) interest to any person or entity.

            (f) Assignment of Borrower. This Agreement is not assignable by any Borrower, by operation of law or otherwise, except to a party acquiring substantially all of such Borrower's assets, employees and business and any Borrower's obligations may not be delegated, except in connection therewith.

            (g) Secured Party's Reliance. All of the covenants, agreements, representations and warranties made by each Borrower in this Agreement shall, notwithstanding any investigation by Secured Party, be deemed to be material to and to have been relied upon by Secured Party with respect to each Loan made by Secured Party pursuant to this Agreement. Secured Party's knowledge at any time of any breach of or non-compliance with any of such covenants, agreements, representations or warranties shall not constitute a waiver of any thereof. None of Secured Party's rights under this Agreement will be waived except by a writing signed by Secured Party and any such waiver will be effective only as to the matters expressly set forth in such writing.

            (h) Illegality. Secured Party's obligation to perform under this Agreement is limited by and subject to any and all applicable laws, rules and regulations. Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement. Notwithstanding anything herein to the contrary, in no event shall interest, fees or charges payable under this Agreement, the Note or any Loan Document exceed those permitted by applicable law. Any provision of this Agreement, the Note or of any Loan Document which would otherwise charge or require payment of any interest, fee or charge in excess of the maximum permitted by applicable law shall be hereby amended to charge and require payment of only the maximum interest, fee or charge permitted by applicable law.

            (i) Perfection of Security Interest. Each Borrower authorizes Secured Party to file any financing statement or statements relating to the Collateral (with or without such Borrower's signature thereon), and to take any other action deemed necessary or appropriate by Secured Party to perfect and to continue perfection of the Security Interest. Each Borrower hereby irrevocably appoints Secured Party as its attorney-in-fact to execute financing statements in such Borrower's name and to perform all other acts which Secured Party deems necessary or appropriate to perfect and protect the Security interest. Such appointment is binding and coupled with an interest. Upon request of Secured Party before or after the occurrence of an Event of Default, each Borrower agrees to give Secured Party or its designees possession of any Collateral in its control or physical possession, possession of which is, in Secured Party's opinion, necessary or desirable to perfect or continue perfection of priority of the Security Interest. A photocopy of this Agreement is sufficient as a financing statement and may be filed as such if Secured Party so elects.

            (j) Right of Offset. In addition to all liens upon and rights of setoff against the Borrower's money, securities or other property given to the Secured Party by law, the Secured Party shall have, with respect to the Obligations, and to the extent permitted by law, a contractual possessory security interest in, and a contractual right of setoff against, and each Borrower hereby assigns, conveys, delivers, pledges, and transfers to the Secured Party all of such Borrower's right, title and interest in and to, all of such Borrower's deposits, monies, securities, and other property now or hereafter in the possession of or on deposit with, or in transit to, the Secured Party, or any direct or indirect subsidiary or affiliate of the Secured Party, whether held in a general or special account or deposit. Every such security interest and right of setoff may be exercised without demand upon or notice to any Borrower to satisfy Borrowers' obligations hereunder. Each such right of setoff shall be deemed to have been exercised immediately upon the occurrence of an Event of Default hereunder without any action of the Secured Party, although the Secured Party may enter such setoff on its books and records at a later time.

            (k) Failure to Perform; Reimbursement. Upon Borrowers' failure to perform any of their duties hereunder or under any Contract, Secured Party may, but it shall not be obligated to, perform any of such duties and Borrowers shall forthwith upon demand reimburse Secured Party for any expense incurred by Secured Party in doing so with interest thereon at a rate equal to the lesser of the Prime Rate plus three percent (3%) or the maximum rate permitted by applicable law.

            (l) Waiver of Notice of Dishonor and Protest, etc. Each Borrower waives dishonor, protest, presentment, demand for payment, notice of dishonor and notice of protest of any instrument at any time held by Secured Party with respect of which any Borrower is any way liable and waives notice of any other action by Secured Party.

            (m) CERTAIN WAIVERS. SECURED PARTY SHALL NOT BE LIABLE TO ANY BORROWER OR ANY AFFILIATE OF ANY BORROWER FOR CONSEQUENTIAL DAMAGES ARISING FROM ANY BREACH OF CONTRACT, TORT OR OTHER WRONG RELATING TO THE ESTABLISHMENT, ADMINISTRATION OR COLLECTION OF THE OBLIGATIONS, OR RELATING IN ANY WAY TO THIS LOAN AGREEMENT, THE NOTE OR ANY OF THE OTHER LOAN DOCUMENTS OR THE ACTION OR INACTION OF ANY SUCH PERSONS UNDER, IN CONNECTION WITH OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.

            (n) Releases. Each Borrower acknowledges that it has been represented by competent counsel in connection with the transactions contemplated hereby and has been fully advised by such counsel of the full range of rights and obligations possessed by each Borrower and undertaken and received pursuant to the terms of this Agreement and the other Loan Documents and, specifically, the provisions of this Agreement and the other Loan Documents. Each Borrower hereby knowingly and, after consultation with counsel, freely acknowledges and agrees that it does not now have nor does it know of any basis for any claim in tort, contract or otherwise against Secured Party for breach of any of the terms of any of the Loan Documents. Each Borrower acknowledges and agrees that this Agreement and the other Loan Documents were negotiated, executed and delivered freely and with full and informed knowledge of the consequences of this Agreement and the other Loan Documents and that it has executed this Agreement and the other Loan Documents without duress, and that Secured Party has proceeded in a commercially reasonable manner in light of all of the facts and circumstances surrounding the transactions that are the subject of this Agreement and the other Loan Documents.

            (o) WAIVER OF JURY TRIAL. BORROWERS AND SECURED PARTY ALL HEREBY WAIVE TRIAL BY JURY IN ANY LEGAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE RELATIONSHIP EVIDENCED HEREBY OR THEREBY. EACH BORROWER ACKNOWLEDGES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR SECURED PARTY TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THAT SECURED PARTY WOULD NOT EXTEND CREDIT TO ANY BORROWER IF THE WAIVER SET FORTH IN THIS SECTION WERE NOT A PART OF THIS AGREEMENT.

            (p) Increased Costs. In the event that any future law:

            (i) changes the basis of taxation of any amounts payable to the Secured Party under this Agreement or the Loans (other than taxes imposed on the overall net income of the Secured Party) by the United States or the jurisdiction in which the Lender has its principal offices; or

            (ii) impose or modify any reserve, Federal Deposit Insurance Corporation premium or assessment, special deposit, minimum capital, capital ratio or similar requirements relating to any extensions of credit or other assets of, or any deposits with or liabilities of, the Secured Party, and the result of any such event shall be to increase the Secured Party's costs of making or maintaining any Loan or to reduce any amount receivable by the Secured Party from the Borrowers in respect of any Loan, then, upon demand made by the

Secured Party as promptly as practicable after it obtains knowledge that such aforesaid cost exist but in no event later than ninety (90) days after obtaining such knowledge, the Borrowers shall be jointly and severally obligated to pay to Secured Party additional fees in an amount which shall be sufficient to compensate the Secured Party for such costs. In the event that Secured Party shall make any demand for additional fees as hereinabove set forth, the Borrowers shall be entitled to receive from the Lender documentation reasonably substantiating the occurrence of any event referred to in Subsection (i) or (ii) above and a determination of how the increased costs to Secured Party and the amount of additional fees to Secured Party have been determined.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                            Borrowers:
                            ----------
\
                            LEAF FINANCIAL CORPORATION


                            By: Miles Herman
                               ------------------------
                                Miles Herman
                                President

                            LEASE EQUITY APPRECIATION FUND I, L.P.,
                            a Delaware limited partnership

                            By: Leaf Asset Management, Inc., its general partner


                            By: Miles Herman
                               ------------------------
                               Name: Miles Herman
                               Title: President


                            LEAF FUNDING, INC.


                            By:  Miles Herman
                            ----------------------------
                               Name: Miles Herman
                               Title: Senior Vice President

                            Secured Party:
                            --------------

                            COMMERCE BANK, NATIONAL ASSOCIATION


                            By: Gerald L. Grady
                               ---------------------
                                Gerard L. Grady
                                Vice President

                                  SCHEDULE 4(g)
                                  -------------
                                  (Tradenames)


HVAC Capital Corp
Advantage Leasing Corp
Integrity Leasing & Financing
Millennium Leasing & Financial Services
Medstrat Capital
American Equipment Finance

                                                                    May 28, 2003
                                   MASTER NOTE

$10,000,000.

         FOR VALUE RECEIVED, the undersigned LEAF FINANCIAL CORPORATION, a Delaware corporation with offices at 1845 Walnut Street, 10th Floor, Philadelphia, Pennsylvania 19103, LEASE EQUITY APPRECIATION FUND I, L.P., a Delaware limited partnership with offices at 49 Bancroft Mills, Unit P-15, Wilmington, Delaware 19809, and LEAF FUNDING, INC., a Delaware corporation with offices at 110 S. Poplar Street, Suite 101, Wilmington, Delaware 19801, (collectively, the "Borrowers") promise to be jointly and severally obligated to pay to the order of COMMERCE BANK, National Association together with any other holder hereof, "Lender"), at its office at 1701 Route 70 East, Cherry Hill, New Jersey 08034, or at such other place as Lender may from time to time designate in writing, without grace, the principal sum of Ten Million Dollars ($10,000,000.00) or so much thereof as has been advanced hereunder, together with interest on the unpaid balance of the principal from time to time outstanding at the rate per annum set forth in the Revolving Credit Agreement and Assignment between Borrowers and Lender dated as of the date hereof (the "Credit Agreement"). Principal and interest owing under this Note shall be payable as provided in the Credit Agreement.

         In the event that any payment of principal or interest is not made within five (5) days of the date when due hereunder, whether at its stated maturity, by acceleration or otherwise, it is hereby agreed that Lender shall have the option of collecting, on demand, interest on the unpaid amount of such delinquent payment from the day when due until the day when paid, at a rate equal to three percent (3%) above the "Prime Rate" (as defined in the Agreement), provided however, that in no event shall the rate of interest charged exceed the maximum rate permitted by applicable law.

         Interest owing under this Note shall be computed on the basis of a 360-day year for the actual number of days elapsed. All payments made hereunder shall at Lender's option be applied first to late charges, then to accrued interest, then to principal. All amounts owing under this Note shall be payable in lawful money of the United States of America which, as at the time of payment, shall be legal tender for the payment of public and private debts and shall be payable without relief or `benefit of any valuation, stay, appraisement, extension or redemption laws now or hereafter existing.

         This Note is secured by the Credit Agreement between Borrowers and Lender and the separate Guaranties of Payment, each dated as of May 28, 2003, by Resource America, Inc. and Leaf Asset Management, Inc. ("collectively, the Guarantor") and by Assignments issued pursuant to the Credit Agreement, under which a security interest is granted in favor of Lender, which together with all other agreements, instruments and documents delivered in connection therewith and herewith, are hereinafter sometimes referred to as the "Loan Documents".

         In the event of any default, after applicable notice and cure periods, if any, in the payment or performance of any liability or obligation owing under this Note, under any of the Loan Documents, or under any other instrument, document or agreement executed by or binding on each Borrower in favor of Lender, Lender may during the continuation of such default declare this Note, all interest hereunder and all other amounts payable hereunder to be immediately due and payable, without further notice or demand of any kind. In addition, upon the occurrence and during the continuation of any such default, Lender shall have all other rights and remedies existing in Lender's favor at law or in equity or provided for in any of the Loan Documents or in any of such other instruments, documents, or agreements. The rights and remedies of Lender as provided herein, in the Loan Documents, in such other instruments, documents, and agreements, at law and in equity shall be cumulative and concurrent, and may be pursued singularly, successively, or together, at the sole discretion of Lender. No act of omission or commission of Lender, including specifically any failure to exercise any right, remedy or recourse, shall be deemed to be a waiver or release of the same, such waiver or release to be effected only through a written document executed by Lender and then only to the extent specifically recited therein. A waiver or release with reference to any one event shall not be construed as continuing, as a bar to or as a waiver or release of, any subsequent right, remedy or recourse as to any other event.

         Voluntary prepayments of this Note are permitted as more fully provided in the Credit Agreement. Mandatory prepayment in full of this Note shall be required to be paid upon the occurrence of certain events and within the times provided in the Credit Agreement.

         Notwithstanding anything herein to the contrary, in no event shall interest, fees or charges payable under this Note or any Loan Document exceed those permitted by applicable law. Any provision of this Note or of any Loan Document which would otherwise charge or require payment of any interest, fee or charge in excess of the maximum permitted by applicable law shall be hereby amended to charge and require payment of only the maximum interest, fee or charge permitted by applicable law.

         Borrowers waive presentment and demand for payment, dishonor, notice of dishonor, protest and notice of protest of this Note. Borrowers agree to be jointly and severally obligated to pay all of Lender's reasonable costs and expenses of collection, including reasonable attorneys' and paralegals' fees and expenses.

         If more than one party shall execute this Note, the term "Borrower" as used herein shall mean all parties signing this Note and each of them, and all such parties shall be jointly and severally obligated hereunder. The provisions of this Note shall be binding upon each Borrower and its heirs, personal representatives, successors and assigns and shall inure to the benefit of Lender and its successors and assigns.

         THE LOAN EVIDENCED HEREBY HAS BEEN MADE, AND THIS NOTE HAS BEEN DELIVERED, AT PHILADELPHIA, PENNSYLVANIA AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAWS PROVISIONS) OF THE COMMONWEALTH OF PENNSYLVANIA. BORROWERS HEREBY (I)

IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN THE COMMONWEALTH OF PENNSYLVANIA, OVER ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY MATTER ARISING FROM OR RELATED TO THIS NOTE OR ANY OF THE LOAN DOCUMENTS; (II) IRREVOCABLY WAIVE, TO THE FULLEST EXTENT BORROWERS MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF ANY SUCH ACTION OR PROCEEDING; (III) AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW; AND
(IV) AGREE NOT TO INSTITUTE ANY LEGAL ACTION OR PROCEEDING AGAINST LENDER OR ANY OF LENDER'S DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR PROPERTY, CONCERNING ANY MATTER ARISING OUT OF OR RELATING TO THIS NOTE OR ANY OF THE LOAN DOCUMENTS IN ANY COURT OTHER THAN ONE LOCATED IN PHILADELPHIA COUNTY, PENNSYLVANIA. NOTHING IN THIS PARAGRAPH SHALL AFFECT OR IMPAIR LENDER'S RIGHT TO SERVE LEGAL PROCESS IN ANY MANNER PERMITTED BY LAW OR LENDER'S RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST ANY BORROWER OR ANY SUCH BORROWER'S PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION. BORROWERS WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION ARISING OUT OF THIS NOTE.

         If this Note is not dated when executed by each Borrower, Lender is hereby authorized, without notice to such Borrower, to date this Note as of the date when the first loan evidenced hereby is made. Wherever possible each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

                                   LEAF FINANCIAL CORPORATION

                                   By: Miles Herman
                                       ---------------
                                       Name:  Miles Herman
                                       Title: President

                                   Borrower's Address:
                                   -------------------
                                   1845 Walnut Street, 10th Floor
                                   Philadelphia, Pennsylvania  19103

                                   LEASE EQUITY APPRECIATION FUND I, L.P.,
                                   a Delaware limited partnership

                                   By: Leaf Asset Management, Inc., its general
                                       partner

                                   By: Miles Herman
                                       ---------------
                                       Name:  Miles Herman
                                       Title: President

                                   Borrower's Address:
                                   -------------------
                                   49 Bancroft Mills, Unit P-15
                                   Wilmington, Delaware  19809

                                   LEAF FUNDING, INC.

                                   By: Miles Herman
                                       ------------
                                       Name:  Miles Herman
                                       Title: Senior Vice President

                                   Borrower's Address:
                                   -------------------
                                   110 S. Poplar Street, Suite 101
                                   Wilmington, Delaware 19801


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